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                                                                    EXHIBIT 10.5

                     THE PNC FINANCIAL SERVICES GROUP, INC.
                       1997 LONG-TERM INCENTIVE AWARD PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 3, 2003)

1.       DEFINITIONS

         In this Plan, except where the context otherwise indicates, the following definitions apply.

         1.1 "AGREEMENT" means a written agreement between the Corporation and the recipient evidencing a grant of an Option, Right or Performance Unit or an award of Incentive Shares under the Plan.

         1.2 "BOARD" means the Board of Directors of the Corporation.

         1.3 "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         1.4 "COMMITTEE" means (a) in the case of grants and awards to Eligible Persons other than Directors ("Employee Awards"), the Board's Personnel and Compensation Committee, or such other committee appointed by the Board to administer Employee Awards, all of the members of which shall be "non-employee directors" as defined in Rule 16b-3 (b)(3)(i) under the Exchange Act or any similar successor rule and "outside directors" as defined in Treas. Reg. Section 1.162-27(e)(3) or any similar successor regulation and (b) in the case of grants and awards to Directors, the Board's Committee on Corporate Governance, unless otherwise determined by the Board.

         1.5 "COMMON STOCK" means the common stock of the Corporation.

         1.6 "CORPORATION" means The PNC Financial Services Group, Inc.

         1.7 "DATE OF EXERCISE" means the date on which the Corporation receives notice of the exercise of an Option, Right or Performance Unit in accordance with the terms of Article 9.

         1.8 "DATE OF GRANT" means the date on which an Option, Right or Performance Unit is granted or Incentive Shares are awarded by the Committee or such later date as may be specified by the Committee in authorizing the grant or award.

         1.9 "DIRECTOR" means any member of the Board who is not also an employee of the Corporation or any Subsidiary.

         1.10 "ELIGIBLE PERSON" means a Senior Executive or Director.


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         1.11 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         1.12 "FAIR MARKET VALUE" of a Share means the amount equal to the fair market value of a Share as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

         1.13 "GRANTEE" means an Eligible Person to whom Incentive Shares have been awarded pursuant to Article 12.

         1.14 "INCENTIVE SHARES" means Shares awarded pursuant to the provisions of Article 12.

         1.15 "INCENTIVE STOCK OPTION" means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Corporation designates as such in the Agreement granting the Option.

         1.16 "NONSTATUTORY STOCK OPTION" means an Option granted under the Plan that is not an Incentive Stock Option.

         1.17 "OPTION" means an option to purchase Shares granted under the Plan in accordance with the terms of Article 6.

         1.18 "OPTION PERIOD" means the period during which an Option may be exercised.

         1.19 "OPTION PRICE" means the price per Share at which an Option may be exercised. The Option Price shall be determined by the Committee, but, unless otherwise determined by the Committee pursuant to Section 3.7, in no event shall the Option Price be less than the Fair Market Value per Share determined as of the Date of Grant.

         1.20 "OPTIONEE" means an Eligible Person to whom an Option, Right or Performance Unit has been granted.

         1.21 "PERFORMANCE PERIOD" means the period or periods during which each performance criterion of a Performance Unit will be measured against the performance standards established by the Committee and specified in the Agreement relating thereto.

         1.22 "PERFORMANCE UNIT" means a performance unit granted under the Plan in accordance with the terms of Article 8.

         1.23 "PERFORMANCE UNIT EXERCISE PERIOD" means the period during which a Performance Unit may be exercised.

         1.24 "PLAN" means The PNC Financial Services Group, Inc. 1997 Long-Term Incentive Award Plan, as amended from time to time.


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         1.25 "RELATED OPTION" means an Option granted in connection with a specified Right or Performance Unit.

         1.26 "RELATED PERFORMANCE UNIT" means a Performance Unit granted in connection with a specified Option.

         1.27 "RELATED RIGHT" means a Right granted in connection with a specified Option.

         1.28 "RIGHT" means a stock appreciation right granted under the Plan in accordance with the terms of Article 7.

         1.29 "RIGHT PERIOD" means the period during which a Right may be exercised.

         1.30 "SENIOR EXECUTIVE" means any officer or key employee of the Corporation or a Subsidiary who is designated as a "Senior Executive" pursuant to Section 3.1.

         1.31 "SHARE" means a share of authorized but unissued Common Stock or a reacquired share of Common Stock.

         1.32 "SUBSIDIARY" means a corporation at least 80% of the total combined voting power of all classes of stock of which is owned by the Corporation, either directly or through one or more other Subsidiaries, except that with respect to Nonstatutory Stock Options, Rights, Performance Units and Incentive Shares granted or awarded after March 27, 2000, such term shall mean a corporation, bank, partnership, business trust, limited liability company or other form of business organization which is a consolidated subsidiary of the Corporation under generally accepted accounting principles.

2.       PURPOSE

         The Plan is intended to assist in attracting, retaining, and motivating Eligible Persons of outstanding ability and to promote the identification of their interests with those of the shareholders of the Corporation.

3.       ADMINISTRATION

         The Plan shall be administered by the Committee or by the Chairman of the Committee in the exercise of such authority as the Committee may delegate to him or her from time to time, provided that Section 162(m)(4)(C) of the Code does not require action by the Committee as a whole. In addition to any other powers granted to the Committee, it shall have the following powers, subject to the express provisions of the Plan:

         3.1 to determine in its discretion, or to delegate to the Chairman of the Board of the Corporation, with respect to officers or key employees of the Corporation or a Subsidiary who are not executive officers for purposes of
Section 16 of the Exchange Act, the power to determine in his or her discretion, the Eligible Persons to whom


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Options, Performance Units or Rights shall be granted and to whom Incentive
Shares shall be awarded, the number of Shares to be subject to each Option, Right, Performance Unit grant, or Incentive Share award, and the terms upon which Options, Rights or Performance Units may be acquired, exercised, or forfeited and the terms and conditions of Incentive Share awards;

         3.2 to determine all other terms and provisions of each Agreement, which need not be identical;

         3.3 without limiting the generality of the foregoing, to provide in its discretion in an Agreement:

                  (i) for an agreement by the Optionee or Grantee to render services to the Corporation or a Subsidiary upon such terms and conditions as may be specified in the Agreement, provided that the Committee shall not have the power under the Plan to commit the Corporation or any Subsidiary to employ or otherwise retain any Optionee or Grantee;

                  (ii) for restrictions on the transfer, sale or other disposition of Shares issued to the Optionee upon the exercise of an Option, Right or Performance Unit, or for conditions with respect to the issuance of Incentive Shares;

                  (iii) for an agreement by the Optionee or Grantee to resell to the Corporation, under specified conditions, Shares issued upon the exercise of an Option, Right or Performance Unit or awarded as Incentive Shares;

                  (iv) for the payment of the Option Price upon the exercise of an Option otherwise than in cash, including without limitation by delivery of Shares valued at Fair Market Value on the Date of Exercise of the Option or a combination of cash and Shares; by means of any attestation procedure approved or ratified by the Committee; or by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the exercise price;

                  (v) for the deferral of receipt of amounts that otherwise would be distributed upon exercise of a Performance Unit, the terms and conditions of any such deferral and any interest or dividend equivalent or other payment that shall accrue with respect to deferred distributions, subject to the provisions of Article 11;

                  (vi) for the forfeiture by any Optionee or Grantee of any Option, Right, Performance Unit or Incentive Shares upon such terms and conditions as the Committee may deem advisable from time to time; and

                  (vii) for the effect of a "change in control," as defined in the Agreement, of the Corporation on the rights of an Optionee or Grantee with respect to any Options, Rights, Performance Units or Incentive Shares;



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         3.4 to construe and interpret the Agreements and the Plan;

         3.5 to require, whether or not provided for in the pertinent Agreement, of any person exercising an Option, Right or Performance Unit or acquiring Incentive Shares, at the time of such exercise or acquisition, the making of any representations or agreements which the Committee may deem necessary or advisable in order to comply with applicable securities, tax, or other laws;

         3.6 to provide for satisfaction of an Optionee's or Grantee's tax liabilities arising in connection with the Plan through, without limitation, retention by the Corporation of shares of Common Stock otherwise issuable on the exercise of a Nonstatutory Stock Option, Right or Performance Unit or pursuant to an award of Incentive Shares or through delivery of Common Stock to the Corporation by the Optionee or Grantee under such terms and conditions as the Committee deems appropriate, including but not limited to any attestation procedure approved or ratified by the Committee;

         3.7 to provide with respect to any Option (other than a Reload Option, as hereinafter defined) granted under the Plan on or after January 1, 1997, that, if the Optionee, while an Eligible Person, exercises the Option or satisfies any related tax withholding obligation in whole or in part by surrendering already-owned shares of Common Stock, the Optionee will, subject to this Section 3.7 and such other terms and conditions as may be imposed by the Committee, receive an additional option ("Reload Option"). The Reload Option will be to purchase, at Fair Market Value as of the date the original Option was exercised, a number of shares of Common Stock equal to the number of whole shares surrendered by the Optionee to exercise the original Option or to satisfy any related tax withholding obligation. The Reload Option will be exercisable only between its Date of Grant and the date of the expiration of the original Option. A Reload Option shall be subject to such additional terms and conditions as the Committee shall approve, which terms may provide that the Committee may cancel the Optionee's right to receive the Reload Option and that the Reload Option will be granted only if the Committee has not canceled such right prior to the exercise of the original Option.

         3.8 to make all other determinations and take all other actions necessary or advisable for the administration of the Plan; and

         3.9 to delegate to officers or managers of the Corporation or any Subsidiary the authority to perform administrative functions under the Plan with respect to grants and awards to Eligible Persons other than Directors, provided that Section 162(m)(4)(C) of the Code does not require action by the Committee as a whole with respect to such function.

         Any determinations or actions made or taken by the Committee pursuant to this Article shall be binding and final.



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4.       ELIGIBILITY

         Options, Rights, Performance Units and Incentive Shares may be granted or awarded only to Eligible Persons; provided, however, that Directors shall not be granted Incentive Stock Options.

5.       STOCK SUBJECT TO THE PLAN

         5.1 The maximum number of Shares that may be issued or as to which grants or awards may be made under the Plan (excluding Shares issued pursuant to grants or awards made prior to February 20, 1997) shall not exceed the sum of
(i) 10,141,853 Shares plus (ii) as of January 1 of each calendar year commencing with 1998 an additional number of Shares (which shall be cumulative from year to year) equal to one and one-half percent (1.5%) of the total issued shares of Common Stock (including reacquired Shares) at the end of the immediately preceding calendar year. Notwithstanding the foregoing, in no event shall more than three percent (3%) of the total issued shares of Common Stock (including reacquired Shares) at the end of the immediately preceding calendar year be cumulatively available for grants and awards made in any calendar year. The maximum number of Shares as to which grants or awards may be made under the Plan to one Senior Executive with respect to one calendar year shall be 1,000,000 (250,000 for calendar years 1997 through 1999). Notwithstanding the foregoing,
(a) grants of Incentive Stock Options may not be made with respect to more than 1,000,000 Shares during any calendar year, and (b) Incentive Share awards may not be granted during any calendar year with respect to more than twenty percent (20%) of the maximum number of Shares available for grants and awards made during such calendar year. The limitation provided in the first sentence of this
Section 5.1 is hereinafter called the "Cumulative Limitation;" the limitation provided in the second sentence is hereinafter called the "Annual Limitation;" the limitation provided in the third sentence is hereinafter called the "Individual Limitation;" the limitation provided in clause (a) of the fourth sentence is hereinafter called the "ISO Limitation;" and the limitation provided in clause (b) of the fourth sentence is hereinafter called the "Incentive Share Limitation." For purposes of the Individual Limitation, to the extent consistent with the requirements of the performance-based compensation exception under
Section 162(m) of the Code, a Reload Option (a) shall be deemed to have been granted at the same time as, and as a part of, the original Option in respect of which the Reload Option is granted and (b) shall not be deemed to increase the number of Shares covered by such original Option.

         5.2 If an Option, Right or Performance Unit expires or terminates for any reason (other than termination by virtue of the exercise of a Related Option, Related Right or Related Performance Unit, as the case may be) without having been fully exercised, or if Shares covered by an Incentive Share award are not issued or are forfeited Shares which had been subject to the Agreement relating thereto shall for purposes of the Cumulative Limitation (and if granted or awarded in the same calendar year, then also for purposes of the Annual Limitation, the ISO Limitation, and the Incentive Share



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Limitation) again become available for the grant of other Options, Rights and
Performance Units or for the award of additional Incentive Shares.

         5.3 The Shares issued upon the exercise of a Right or Performance Unit (or if cash is payable in connection with such exercise, that number of Shares having a Fair Market Value equal to the cash payable upon such exercise), shall be charged against the number of Shares issuable under the Plan and shall not become available for the grant of other Options, Rights and Performance Units or for the award of Incentive Shares. If the Right referred to in the preceding sentence is a Related Right, or if the Performance Unit referred to in the preceding sentence is a Related Performance Unit, the Shares subject to the Related Option, to the extent not charged against the number of Shares subject to the Plan in accordance with this Section 5.3, shall for purposes of the Cumulative Limitation (and if granted in the same calendar year, then also for purposes of the Annual Limitation) again become available for the grant of other Options, Rights or Performance Units or for the award of additional Incentive Shares.

6.       OPTIONS

         6.1 The Committee is hereby authorized to grant Incentive Stock Options and Nonstatutory Stock Options to Senior Executives and to grant Nonstatutory Stock Options to Directors, provided that the number of Options granted to a Senior Executive during a calendar year shall not exceed the Individual Limitation when aggregated with other grants or awards made to that Senior Executive during that calendar year.

         6.2 All Agreements granting Options shall contain a statement that the Option is intended to be either (i) a Nonstatutory Stock Option or (ii) an Incentive Stock Option.

         6.3 The Option Period shall be determined by the Committee and specifically set forth in the Agreement, provided that an Option shall not be exercisable until the expiration of at least six months from the Date of Grant (except that this limitation need not apply in the event of the death or disability of the Optionee or as otherwise permitted by the Agreement upon a change in control of the Corporation) or after ten years from the Date of Grant.

         6.4 All Incentive Stock Options granted under the Plan shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

         6.5 All other terms of Options granted under the Plan shall be determined by the Committee in its sole discretion.

7.       RIGHTS

         7.1 The Committee is hereby authorized to grant Rights to Eligible Persons, provided that the number of Rights granted to a Senior Executive during a calendar year shall not exceed the Individual Limitation when aggregated with other grants or awards made to that Senior Executive during that calendar year.



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         7.2 A Right may be granted under the Plan:

                  (i) in connection with, and at the same time as, the grant of an Option to an Eligible Person;

                  (ii) by amendment of an outstanding Nonstatutory Stock Option granted under the Plan to an Eligible Person; or

                  (iii) independently of any Option granted under the Plan.

         A Right granted under clause (i) or (ii) of the preceding sentence is a Related Right. A Related Right may, in the Committee's discretion, apply to all or a portion of the Shares subject to the Related Option.

         7.3 A Right may be exercised in whole or in part as provided in the Agreement, and, subject to the provisions of the Agreement, entitles its Optionee to receive, without any payment to the Corporation (other than required tax withholding amounts), either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having a Fair Market Value determined as of the Date of Exercise not to exceed the number of Shares subject to the portion of the Right exercised multiplied by an amount equal to the excess of the Fair Market Value per Share on the Date of Exercise of the Right over either (i) the Fair Market Value per Share on the Date of Grant of the Right or the base price determined by the Committee pursuant to Section 3.7 if the Right is not a Related Right, or (ii) the Option Price as provided in the Related Option if the Right is a Related Right.

         7.4 The Right Period shall be determined by the Committee and specifically set forth in the Agreement, provided, however:

                  (i) a Right may not be exercised until the expiration of at least six months from the Date of Grant (except that this limitation need not apply in the event of the death or disability of the Optionee or as otherwise permitted by the Agreement upon a change in control of the Corporation);

                  (ii) a Right will expire no later than the earlier of (A) ten years from the Date of Grant, or (B) in the case of a Related Right, the expiration of the Related Option; and

                  (iii) a Right that is a Related Right may be exercised only when and to the extent the Related Option is exercisable.

         7.5 The exercise, in whole or in part, of a Related Right shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related Right is exercised. Similarly, the exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Shares subject to the Related Right equal to the number of Shares with respect to which the Related Option is exercised.



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8.       PERFORMANCE UNITS

         8.1 The Committee is hereby authorized to grant Performance Units to Eligible Persons, provided that the number of Performance Units granted to a Senior Executive during a calendar year shall not exceed the Individual Limitation when aggregated with other grants or awards made to that Senior Executive during that calendar year.

         8.2 Performance Units may be granted under the Plan:

                  (iv) in connection with, and at the same time as, the grant of a Nonstatutory Stock Option to an Eligible Person;

                  (v) by amendment of an outstanding Nonstatutory Stock Option granted under the Plan to an Eligible Person; or

                  (vi) independently of any Option granted under the Plan.

         A Performance Unit granted under Subparagraph (i) or (ii) of the preceding sentence is a Related Performance Unit. A Related Performance Unit may, in the Committee's discretion, apply to all or a portion of the Shares subject to the Related Option. A Performance Unit may not be granted in connection with, or by amendment to, an Incentive Stock Option.

         8.3 A Performance Unit may be exercised in whole or in part as provided in the Agreement, and, subject to the provisions of the Agreement, entitles its Optionee to receive, without any payment to the Corporation (other than required tax withholding amounts), cash, Shares or a combination of cash and Shares, based upon the degree to which performance standards established by the Committee and specified in the Agreement have been achieved. During the Performance Period, such performance standards may be particular to an Eligible Person or the department, branch, Subsidiary or other unit in which he works, or may be based on the performance of the Corporation generally. The performance standards may be based on earnings or earnings growth; return on assets, equity or investment; regulatory compliance; satisfactory internal or external audits; improvement of financial ratings; reduction of nonperforming loans; achievement of balance sheet or income statement objectives; or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

         8.4 The Performance Unit Exercise Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however:

                  (i) A Performance Unit may not be exercised until the expiration of at least six months from the Date of Grant (except that this limitation need not apply in the event of the death or disability of the Optionee or as otherwise permitted by an Agreement upon a change in control of the Corporation); and



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                  (ii) a Performance Unit will expire no later than the earlier of (A) ten years from the Date of Grant, or (B) in the case of a Related Performance Unit, the expiration of the Related Option.

         8.5 Each Agreement granting Performance Units shall specify the number of Performance Units granted; provided, that the maximum number of Related Performance Units may not exceed the maximum number of Shares subject to the Related Option and the number of Performance Units may not exceed the maximum number of Shares subject to the Related Option and the maximum value of a Related Performance Unit may not exceed the Fair Market Value of a Share subject to the Related Option.

         8.6 The exercise, in whole or in part, of Related Performance Units shall cause a reduction in the number of Shares subject to the Related Option and the number of Performance Units in accordance with the terms of the Agreement. Similarly, the exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Related Performance Units equal to the number of Shares with respect to which the Related Option is exercised.

9.       EXERCISE;  PAYMENT OF WITHHOLDING TAXES

         An Option, Right or Performance Unit may, subject to the provisions of the Agreement under which it was granted, be exercised in whole or in part by the delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by full payment for the Shares with respect to which the Option is exercised, and in the case of an Option, Right or Performance Unit, full payment for related withholding taxes, if any. The receipt of Incentive Shares shall be subject to full payment by the Grantee of any withholding taxes then required to be paid.

10.      NONTRANSFERABILITY

         Except as the Committee may expressly provide otherwise in or with respect to an Agreement, including any Agreement in effect as of February 20, 1997, Options, Rights and Performance Units granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and an Option, Right or Performance Unit may be exercised during his or her lifetime only by the Optionee or, in the event of his or her legal incapacity, by his or her legal representative. A Related Right or Related Performance Unit is transferable only when the Related Option is transferable and only with the Related Option and under the same conditions. An Optionee may also designate a beneficiary to exercise his or her Options after the Optionee's death, provided that the Committee has first expressly approved the procedures and forms necessary to effect such a designation.



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11.      DEFERRAL OF AWARDS

         If an Optionee so elects in accordance with the terms of an Agreement, the Optionee may defer any or all of the amount otherwise payable on the exercise of Performance Units in accordance with the provisions of a deferred compensation plan maintained by the Corporation or a Subsidiary, provided:

                  (i) that the Optionee makes such election by delivering to the Corporation written notice of such election, in such form as the Committee may from time to time prescribe, prior to the beginning of the Performance Period;

                  (ii) that such election shall be irrevocable until at least six months after termination of the Optionee's employment; and

                  (iii) that such deferred payment shall be made in accordance with the provisions of such deferred compensation plan.

12.      INCENTIVE SHARE AWARDS

         The Committee may, in its sole discretion, grant Incentive Share awards to Eligible Persons, provided that the number of Incentive Share awards granted to a Senior Executive during a calendar year shall not exceed the Individual Limitation when aggregated with other grants or awards made to that Senior Executive during that calendar year. Incentive Share awards shall entitle an Eligible Person to receive Shares, to be issued at such times, subject to the achievement of such performance standards or other goals, in recognition of such performance or other achievements or for such other purposes, and on such other terms and conditions, if any, as the Committee shall deem appropriate. Performance standards may be based on earnings or earnings growth; return on assets, equity or investment; regulatory compliance; satisfactory internal or external audits; improvement of financial ratings; reduction of nonperforming loans; achievement of balance sheet or income statement objectives; or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The number of Incentive Share awards made to a Senior Executive during a calendar year shall not exceed the Individual Limitation when aggregated with other grants or awards made to that Senior Executive during that calendar year.

13.      CAPITAL ADJUSTMENTS

         The number and class of Shares (or the Performance Unit equivalent) subject to each outstanding Option, Right or Performance Unit or Incentive Share award, the Option Price, and the aggregate number and class of Shares for which grants or awards thereafter may be made, the Annual Limitation, the Individual Limitation, the ISO Limitation, and the Incentive Share Limitation provided for in Section 5.1, shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect


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such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation.

14.      TERMINATION OR AMENDMENT

         The Board or the Committee may amend, alter or terminate this Plan in any respect, at any time; provided, however, that, after this Plan has been approved by the Shareholders of the Corporation, no amendment, alteration or termination of this Plan shall be made by the Board or the Committee without approval of (i) the Corporation's shareholders to the extent shareholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, and (ii) each affected Optionee if such amendment, alteration or termination would adversely affect his or her rights or obligations under any grant or award made prior to the date of such amendment, alteration or termination.

15.      MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS, RIGHTS AND PERFORMANCE
         UNITS

         Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options, Rights and Performance Units, or accept the surrender of outstanding options, rights and performance units (to the extent not theretofore exercised) granted under the Plan or under any other plan of the Corporation, a Subsidiary or a company or similar entity acquired by the Corporation or a Subsidiary, and authorize the granting of new Options, Rights and Performance Units pursuant to the Plan in substitution therefor (to the extent not theretofore exercised), and the substituted Options, Rights and Performance Units may specify a longer term than the surrendered Options, Rights and Performance Units or have any other provisions that are authorized by the Plan; provided, however, that the substituted Options, Rights and Performance Units may not specify a lower exercise price than the surrendered options, rights and performance units. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify the terms of any outstanding Agreement providing for awards of Incentive Shares. Notwithstanding the foregoing, however, no modification of an Option, Right or Performance Unit granted under the Plan, or an award of Incentive Shares, shall (i) without the consent of the Optionee or Grantee, adversely affect the rights or obligations of the Optionee or Grantee or (ii) reduce the exercise price or base price of an Option, Right or Performance Unit.

16.      EFFECTIVENESS OF THE PLAN AND AMENDMENTS

         The effective date of the Plan was December 17, 1987. The effective date of any amendment to the Plan will be the date specified by the Board or Committee, as applicable. Any amendments to the Plan requiring shareholder approval pursuant to Article 14 are subject to approval by vote of the shareholders of the Corporation within 12 months after their adoption by the Board or the Committee. Subject to that approval, any such amendments are effective on the date on which they are adopted by the Board.


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Options, Rights, Performance Units or Incentive Shares may be granted or awarded prior to shareholder approval of amendments, but each Option, Right, Performance Unit or Incentive Share grant or award requiring such amendments shall be subject to the approval of the amendments by the shareholders. The date on which any Option, Right, Performance Unit or Incentive Shares granted or awarded prior to shareholder approval of the amendment shall be the Date of Grant for all purposes of the Plan as if the Option, Right, Performance Unit or Incentive Shares had not been subject to approval. No Option, Right or Performance Unit granted subject to shareholder approval of an amendment may be exercised prior to such shareholder approval, and any Incentive Share award subject to shareholder approval of an amendment and any dividends payable thereon are subject to forfeiture if such shareholder approval is not obtained.

17.      TERM OF THE PLAN

         Unless sooner terminated by the Board or the Committee pursuant to
Article 14, the Plan shall terminate on February 20, 2007, and no Options, Rights, Performance Units or Incentive Share awards may be granted or awarded after termination. The termination shall not affect the validity of any Option, Right, Performance Unit or Incentive Share awards outstanding on the date of termination.

18.      INDEMNIFICATION OF COMMITTEE

         In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option, Right, Performance Unit or Incentive Shares granted or awarded hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Corporation.

19.      COMPLIANCE WITH SECTION 162(m) OF THE CODE

         To the extent that any provision of the Plan or an Agreement, or any action of the Committee, may result in the application of Section 162(m)(1) of the Code to compensation payable to a Grantee or Optionee, such provision or action shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee. The Committee shall have the authority to override the application of this Article by an action duly approved or ratified by the Committee and reflected in the Committee's records.



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


20.      GENERAL PROVISIONS

         20.1 The establishment of the Plan shall not confer upon any Eligible Person any legal or equitable right against the Corporation, any Subsidiary or the Committee, except as expressly provided in the Plan.

         20.2 All grants and awards under the Plan are subject to the precondition of an appropriate Agreement signed by the parties.

         20.3 Neither the Plan nor any Agreement constitutes inducement or consideration for the employment or retention of any Eligible Person, nor are they a contract of employment or retention for a specific term between the Corporation or any Subsidiary and any Eligible Person. Participation in the Plan shall not give an Eligible Person any right to be retained in the service of the Corporation or any Subsidiary.

         20.4 The Corporation and its Subsidiaries may assume options, warrants, or rights to purchase stock issued or granted by other corporations whose stock or assets shall be acquired by the Corporation or its Subsidiaries, or which shall be merged into or consolidated with the Corporation or its Subsidiaries. Neither the adoption of this Plan, nor its submission to the shareholders, shall be taken to impose any limitations on the powers of the Corporation or its affiliates to issue, grant, or assume options, warrants, or rights, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of shareholder approval upon the same.

         20.5 Except as the Committee may otherwise provide pursuant to Article 10, or as otherwise required by a deferral election pursuant to Article 11, the interests of any Eligible Person under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

         20.6 The Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Pennsylvania, and it is the intention of the Corporation that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.




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